Exhibit 99

Stem Appoints Software and Finance Veterans

to Board of Directors

Appointments bolster Board and advance Company’s software-forward strategy

SAN FRANCISCO – March 18, 2025 – Stem (NYSE: STEM), a global leader in AI-enabled clean energy software and services, today announced that its Board of Directors has appointed Mr. Krishna Shivram to the Board as a Class I director and Mr. Vasudevan (Vasu) Guruswamy to the Board as a Class III director, both effective March 17, 2025.

Mr. Shivram is an experienced leader of global public companies with expertise in corporate finance, capital structure management, and mergers and acquisitions. He is Managing Partner at Veritec Capital Partners and General Partner at Lavni Ventures India and USA. Mr. Shivram has a Bachelor of Commerce degree from Mumbai University and a Chartered Accountancy Degree from the Institute of Chartered Accountants of India. He currently serves on the boards of Ranger Energy Services, Inc. (NYSE: RNGR) and Allison Transmission Holdings (NYSE: ALSN).

Mr. Guruswamy brings a unique combination of expertise in the energy, digital technology and software industries, including experience as a global VP of software services for a leading global energy technology company. He is co-founder and General Partner at Lavni Ventures USA and India and a Venture Partner at CSL Capital Management, an investment firm. Mr. Guruswamy holds a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology, Madras and a Master of Science in Chemical Engineering from the Rensselaer Polytechnic Institute.

David Buzby, Chairman of the Board of Stem, stated, “I am especially pleased to welcome Krishna and Vasu to the Board, and appreciate their confidence in Stem’s strategy. As we continue to refine our focus on software growth, Vasu’s 30+ years of experience building a global leader in energy software will help guide our strategy and accelerate our execution. As we also focus on disciplined financial management, a prudent capital structure, and driving performance to deliver returns to our investors, Krishna’s background as the CEO or CFO of multiple public companies, as well as his board service for sophisticated public companies, will provide valuable advice and guidance. Along with our recent additions to our senior executive leadership team, which also emphasized software experience and financial expertise, these additions to the Board should position Stem to build a world class energy software company.”

Mr. Shivram stated, “I am delighted to join the Board. I look forward to working with the board and management to help refocus the business on its core strengths. Stem has cutting edge software solutions that are clearly relevant in an increasingly electrified world. Stem’s value proposition is powerful and I am excited to contribute to its future.”

Mr. Guruswamy stated, “I am excited to join the Board, and eager to contribute to the success of Stem’s renowned global software solutions, particularly by leveraging the recent rapid developments in AI to enhance its SaaS offerings. I look forward to helping significantly accelerate the Company’s growth in the future, driven by innovation and a strong commitment to excellence.”

About Stem

Stem (NYSE: STEM) is a global leader in AI-enabled software and services that enable its customers to plan, deploy, and operate clean energy assets. The Company offers a complete set of solutions that transform how solar and energy storage projects are developed, built, and operated, including an integrated suite of software and edge products, and full lifecycle services from a team of leading experts. More than 16,000 global customers rely on Stem to maximize the value of their clean energy projects and portfolios. Learn more at stem.com.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact, including those that relate to our strategy and initiatives, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties that could cause our actual results, performance or achievements to differ from predicted results, performance or achievements include, among others, our ability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; our inability to successfully execute on our new software and services-centric strategy; our inability to secure sufficient and timely inventory from our suppliers, as well as contracted quantities of equipment; our inability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, rising interest rates, changes in monetary policy, and instability in financial institutions; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; uncertainty around the status of the Inflation Reduction Act of 2022 as a result of the change in U.S. Administration; geopolitical instability, such as the armed conflicts between Russia and Ukraine and in the Gaza Strip and nearby areas; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to execute on our ongoing management transition and to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; our inability to regain and maintain compliance with New York Stock Exchange listing standards; risks relating to the development and performance of our energy storage systems and software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. Statements in this press release are made as of the date of this release, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise, except as required by law.

###

For News Media:

Stem Investor Contacts

Ted Durbin, Stem

Marc Silverberg, ICR

IR@stem.com

Stem Media Contact

Suraya Akbarzad, Stem

press@stem.com

Source: Stem, Inc.